                                                                   EXHIBIT 10.31


                                                         EXECUTION COPY

                                 $200,000,000

                                   FIVE-YEAR
                               CREDIT AGREEMENT

                                  dated as of

                               December 11, 1997

                                     among

                                 ACE Limited,
                                 as Borrower,

                        A.C.E. Insurance Company, Ltd.,
                 Corporate Officers & Directors Assurance Ltd.
                                      and
                     Tempest Reinsurance Company Limited,
                                as Guarantors,

                            The Banks Listed Herein

                                      and

                  Morgan Guaranty Trust Company of New York,
                            as Administrative Agent

                              _________________


                          J.P. Morgan Securities Inc.
                                      and
                               Mellon Bank N.A.,
                             Co-Syndication Agents

                  Morgan Guaranty Trust Company of New York,
                              Documentation Agent

                               TABLE OF CONTENTS

                                _______________

                                                                            PAGE
                                                                            ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions...................................................  1
SECTION 1.02.  Accounting Terms and Determinations........................... 12
SECTION 1.03.  Types of Borrowings........................................... 13
SECTION 1.04.  United States Dollars......................................... 13

                                   ARTICLE 2
                                  THE CREDITS

SECTION 2.01.  Commitments to Lend........................................... 13
SECTION 2.02.  Notice of Committed Borrowing................................. 13
SECTION 2.03.  Money Market Borrowings....................................... 14
SECTION 2.04.  Notice of Banks; Funding of Loans............................. 18
SECTION 2.05.  Notes......................................................... 19
SECTION 2.06.  Maturity of Loans............................................. 19
SECTION 2.07.  Interest Rates................................................ 20
SECTION 2.08.  Fees.......................................................... 21
SECTION 2.09.  Optional Termination or Reduction of Commitments.............. 22
SECTION 2.10.  Scheduled Termination of Commitments.......................... 22
SECTION 2.11.  Method of Electing Interest Rates............................. 22
SECTION 2.12.  Optional Prepayments.......................................... 24
SECTION 2.13.  General Provisions as to Payments............................. 24
SECTION 2.14.  Funding Losses................................................ 25
SECTION 2.15.  Computation of Interest and Fees.............................. 26
SECTION 2.16.  Regulation D Compensation..................................... 26
SECTION 2.17.  Letters of Credit............................................. 26

                                   ARTICLE 3
                                  CONDITIONS

SECTION 3.01.  Closing....................................................... 30
SECTION 3.02.  Borrowings and Issuances of Letters of Credit................. 31

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                                                                               ----
                                            ARTICLE 4
                                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power..................................   32
SECTION 4.02.  Corporate and Governmental Authorization; No
               Contravention..................................................   32
SECTION 4.03.  Binding Effect.................................................   32
SECTION 4.04.  Financial Information..........................................   32
SECTION 4.05.  Litigation.....................................................   34
SECTION 4.06.  ERISA..........................................................   34
SECTION 4.07.  Taxes..........................................................   34
SECTION 4.08.  Not an Investment Company......................................   34
SECTION 4.09.  Full Disclosure................................................   34
SECTION 4.10.  Compliance with Laws...........................................   35

                                            ARTICLE 5
                                            COVENANTS

SECTION 5.01.  Information....................................................   35
SECTION 5.02.  Payment of Obligations.........................................   37
SECTION 5.03.  Maintenance of Property; Insurance.............................   37
SECTION 5.04.  Conduct of Business and Maintenance of Existence...............   38
SECTION 5.05.  Compliance with Laws...........................................   38
SECTION 5.06.  Inspection of Property, Book and Records.......................   38
SECTION 5.07.  Leverage.......................................................   38
SECTION 5.08.  Subsidiary Debt................................................   39
SECTION 5.09.  Minimum Tangible Net Worth.....................................   39
SECTION 5.10.  Negative Pledge................................................   39
SECTION 5.11.  Consolidations, Mergers and Sales of Assets....................   40
SECTION 5.12.  Use of Proceeds................................................   41
SECTION 5.13.  ERISA..........................................................   41

                                            ARTICLE 6
                                            DEFAULTS

SECTION 6.01.  Events of Default..............................................   41
SECTION 6.02.  Notice of Default..............................................   44
SECTION 6.03.  Cash Cover.....................................................   44

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                                                                               ----
                                            ARTICLE 7
                                           THE AGENTS

SECTION 7.01.  Appointment and Authorization..................................  45
SECTION 7.02.  Administrative Agent and Affiliates............................  45
SECTION 7.03.  Action by Administrative Agent.................................  45
SECTION 7.04.  Consultation with Experts......................................  45
SECTION 7.05.  Liability of Administrative Agent..............................  45
SECTION 7.06.  Indemnification................................................  46
SECTION 7.07.  Credit Decision................................................  46
SECTION 7.08.  Successor Administrative Agent.................................  46
SECTION 7.09.  Administrative Agent's Fee.....................................  47
SECTION 7.10.  Other Agents...................................................  47

                                            ARTICLE 8
                                     CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determination Interest Rate Inadequate or
               Unfair.........................................................  47
SECTION 8.02.  Illegality.....................................................  48
SECTION 8.03.  Increased Cost and Reduced Return..............................  48
SECTION 8.04.  Taxes..........................................................  50
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans......  52
SECTION 8.06.  Substitution of Bank...........................................  52

                                            ARTICLE 9
                                            GUARANTY

SECTION 9.01.  The Guaranty...................................................  53
SECTION 9.02.  Guaranty Unconditional.........................................  53
SECTION 9.03.  Discharge Only upon Payment in Full; Reinstatement in
               Certain Circumstances..........................................  54
SECTION 9.04.  Waiver by Each of the Guarantors...............................  54
SECTION 9.05.  Subrogation....................................................  54
SECTION 9.06.  Stay of Acceleration...........................................  55
SECTION 9.07.  Limit of Liability.............................................  55

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                                                                                ----
                                           ARTICLE 10
                                          MISCELLANEOUS

SECTION 10.01.  Notices.......................................................    55
SECTION 10.02.  No Waivers....................................................    55
SECTION 10.03.  Expenses; Indemnification.....................................    56
SECTION 10.04.  Sharing of Set-Offs...........................................    56
SECTION 10.05.  Amendments and Waivers........................................    57
SECTION 10.06.  Successors and Assigns........................................    58
SECTION 10.07.  Collateral....................................................    59
SECTION 10.08.  Governing Law.................................................    59
SECTION 10.09.  Counterparts; Integration; Effectiveness......................    59
SECTION 10.10.  Judicial Proceedings..........................................    60
SECTION 10.11.  Judgment Currency.............................................    61
SECTION 10.12.  WAIVER OF JURY TRIAL..........................................    62
SECTION 10.13.  Existing Credit Agreement.....................................    62
SECTION 10.14.  Confidentiality...............................................    62

PRICING SCHEDULE

EXHIBIT A         --        NOTE
EXHIBIT B         --        FORM OF MONEY MARKET QUOTE REQUEST
EXHIBIT C         --        FORM OF INVITATION FOR MONEY MARKET
                            QUOTES
EXHIBIT D         --        FORM OF MONEY MARKET QUOTE
EXHIBIT E         --        FORM OF MAPLES AND CALDER OPINION
EXHIBIT F         --        FORM OF CONYERS, DILL & PEARMAN OPINION
EXHIBIT G         --        FORM OF MAYER, BROWN & PLATT OPINION
EXHIBIT H         --        FORM OF DAVIS POLK & WARDWELL OPINION
EXHIBIT I         --        ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT J         --        LETTER FROM CT CORPORATION SYSTEM

                                   FIVE-YEAR
                               CREDIT AGREEMENT


          AGREEMENT dated as of December 11, 1997 among ACE LIMITED, A.C.E. INSURANCE COMPANY, LTD., CORPORATE OFFICERS & DIRECTORS ASSURANCE LTD. and TEMPEST REINSURANCE COMPANY LIMITED, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent.

          WHEREAS, the Borrower desires to replace the existing Credit Agreement dated as of November 15, 1996 among the Borrower, certain of the Guarantors, certain banks and Morgan Guaranty Trust Company of New York, as agent, by entering into this Agreement; and

          WHEREAS,  the Banks agree to do so.

          NOW, THEREFORE, the parties hereto agree as follows:



                                   ARTICLE 1
                                  DEFINITIONS

          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "ACE INSURANCE" means A.C.E. Insurance Company, Ltd., a Bermuda limited liability company, and its successors.

          "ACE US" means ACE US Holdings, Inc., a Delaware corporation, and its successors.

          "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks under the Financing Documents, and its successors in such capacity.

          "AGENT" means each of the Administrative Agent, the Documentation Agent, the Syndication Agents, the Managing Agent and the Co-Agents, and "Agents" means any combination of them, as the context may require.

          "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

          "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "ASSIGNEE" has the meaning set forth in Section 10.06(c).

          "AUTHORIZED OFFICER" means any of (i) the Chairman, President and Chief Executive Officer of the Borrower, (ii) the General Counsel and Secretary of the Borrower, (iii) the President of ACE Insurance, (iv) the Chief Financial Officer of the Borrower, (v) the Chief Investment Officer of the Borrower, (vi) the Chairman of ACE UK Ltd., or (vii) any other Person designated in a notice given to the Administrative Agent by any two of the foregoing Persons, and "Authorized Officers" means all of the foregoing Persons.

          "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

          "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.11(a) or Article 8.

          "BERMUDA COMPANIES LAW" means The Companies Act 1981 of Bermuda, as amended, and the regulations promulgated thereunder.

          "BERMUDA INSURANCE LAW" means The Insurance Act 1978 of Bermuda, as amended, and the regulations promulgated thereunder.

         "BORROWER" means ACE Limited, a Cayman Islands company limited by shares, and its successors.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CO-AGENT" means each Bank designated as a Co-Agent on the signature pages hereof, in its capacity as co-agent in respect of this Agreement.

         "CLOSING DATE" means the date on or after the Effective Date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.01.

         "CODA" means Corporate Officers & Directors Assurance Ltd., a Bermuda limited liability company, and its successors.

         "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date; provided that such determination for purposes of Sections 5.07, 5.09 and 5.10 shall be made without giving effect to adjustments pursuant to Statement No. 115 of the Financial

Accounting Standards Board. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1997 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, deferred acquisition costs, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, solely for purposes of Section 5.10 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person, provided that the term "Debt" shall not include obligations of an insurance company under insurance policies or surety bonds issued by it.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DOCUMENTATION AGENT" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent in respect of this Agreement.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 10.09.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means, with respect to any Person, such Person, any Subsidiary of such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person or any such Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "EURO-DOLLAR RATE"  means a rate of  interest  determined  pursuant to
Section 2.07(b) on the basis of a London Interbank Offered Rate.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "FACILITY FEE RATE" means a rate per annum determined daily in accordance with the Pricing Schedule.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

         "FINANCING DOCUMENTS" means this Agreement and the Notes.

         "FIXED RATE LOANS" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "GROUP OF LOANS" means at any time a group of Committed Loans consisting of (i) all Base Rate Loans which are outstanding at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTORS" means ACE Insurance, CODA and Tempest.

         "INDEMNITEE" has the meaning set forth in Section 10.03(b).

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

         (2) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

         (3) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (b) below, be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "ISSUING BANK" means Morgan Guaranty Trust Company of New York and any other Bank that may agree with the Borrower in writing to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder. The Borrower shall promptly notify the Administrative Agent of any additional Issuing Banks.

         "LC FEE RATE" means a rate per annum equal to the Euro-Dollar Margin.

         "LETTER OF CREDIT" means a letter of credit issued or to be issued hereunder by an Issuing Bank in accordance with Section 2.17.

         "LETTER OF CREDIT COMMITMENT" means the lesser of (x) $50,000,000 and
(y) the aggregate amount of the Commitments.

         "LETTER OF CREDIT LIABILITIES" means, for any Bank and at any time, such Bank's ratable participation in the sum of (x) the amounts then owing by the Borrower in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a Base Rate Loan or a  Euro-Dollar  Loan or a Money Market
Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(b).

         "MANAGING AGENT" means Citibank, N.A. in its capacity as managing agent in respect of this Agreement.

         "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or current payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF COMMITTED BORROWING" has the meaning set forth in
Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in
Section 2.11.

         "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.17(b).

         "OBLIGORS" means the Borrower and each of the Guarantors.

         "OTHER TAXES" has the meaning set forth in Section 8.04(b).

         "PARENT" MEANS, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 10.06(b).

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PRICING SCHEDULE" means the Schedule hereto titled as such.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "REFERENCE BANKS" means the principal London offices of Deutsche Bank AG, Mellon Bank N.A. and Morgan Guaranty Trust Company of New York.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELATED DOCUMENTS" means (i) the Financing Documents, (ii) the "Financing Documents" as defined in the 364-Day Credit Agreement of even date herewith among the parties hereto, (iii) the "Financing Documents" as defined in the Amended and Restated Reimbursement Agreement dated as of December 11, 1997 among ACE Insurance, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Issuing Bank and Administrative Agent for such Banks and (iv) the "Financing Documents" as defined in the Term Loan Agreement of even date herewith among ACE US, the Borrower, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as administrative agent for such Banks, in each case as the same may be amended and in effect from time to time.

         "REQUIRED BANKS" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, having at least 66 2/3% of the sum of the aggregate unpaid principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower.

     "SYNDICATION AGENT" means either J.P. Morgan Securities Inc. or Mellon Bank N.A. in its capacity as a syndication agent in respect of this Agreement, and "Syndication Agents" means both of them.

     "TAXES" has the meaning set forth in Section 8.04(a).

     "TEMPEST" means Tempest Reinsurance Company Limited, a Bermuda limited liability company, and its successors.

     "TERMINATION DATE" means December 11, 2002 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "UCP" means the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, 1993 Revision (Publication No. 500).

     "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated
Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

     SECTION 1.04. United States Dollars. Each reference herein to "DOLLARS" or "$" shall refer to United States Dollars.

                                   ARTICLE 2
                                  THE CREDITS

     SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time prior to the Termination Date in amounts such that the sum of the aggregate principal amount of Committed Loans by such Bank at any one time outstanding plus the Letter of Credit Liabilities of such Bank at such time shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time prior to the Termination Date.

     SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (such notice to be signed by any two of the Authorized Officers and hereinafter referred to as a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b)  the aggregate amount of such Borrowing,

     (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

     (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                    (A)  the proposed date of Borrowing,

                    (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                    (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                    (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                    (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii) Any Money Market Quote shall be disregarded if it:

                    (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

                    (B)  contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                    (D)  arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (such notice to be signed by any two of the Authorized Officers and hereinafter referred to as a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

          (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04. Notice of Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection
(b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.07 and

(ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Obligor hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.06. Maturity of Loans. (a) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

     (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Money Market Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on the last day of each March, June, September and December prior to maturity, and with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan at the date of such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.08. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the Closing Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans and the Letter of Credit Liabilities shall be repaid in their entirety, on the sum of the daily aggregate outstanding principal amount of the Loans and the daily aggregate Letter of Credit Liabilities.

     (b) The Borrower shall pay to the Agent (i) for the account of the Banks ratably a Letter of Credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at the LC Fee Rate and (ii) for the account of each Issuing Bank a Letter of Credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum as determined from time to time by the Borrower and such Issuing Bank.

     (c) Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety).

     SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the sum of the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities. Upon receipt of any notice pursuant to this Section 2.09, the Administrative Agent shall promptly notify the Banks of the contents of such notice.

     SECTION 2.10. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.11. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section

          2.14 if any such conversion or continuation is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $10,000,000 or any larger amount in multiples of $1,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

          (b)  Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

               (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

               (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

          (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of Euro- Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

          SECTION 2.12. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Loan to Section 2.14, the Borrower may, in the case of the Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), upon at least one Domestic Business Day's notice to the Administrative Agent, prepay such Group or Borrowing, or in the case of any Group of Euro-Dollar Loans, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay such Group, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

          (b) Except as provided in Section 2.12(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, of Letter of Credit Liabilities and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City and in the lawful currency of the United States, to the Administrative Agent at its address referred to in Section 10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans, of Letter of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.04(a), 2.11(c) or 2.12(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or, in the case of the failure of the Borrower to borrow any Fixed Rate Loans, prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, conversion or continuation or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and setting forth the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all facility and Letter of Credit fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.16. Regulation D Compensation. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro- Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

          SECTION 2.17. Letters of Credit. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit hereunder from time to time before the tenth day before the Termination Date upon the request of the Borrower; provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the aggregate amount of the Commitments. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate Commitments.

     (b) The Borrower shall give the Issuing Bank notice at least five Domestic Business Days prior to the requested issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term extending or be so extendible beyond the fifth Domestic Business Day preceding the Termination Date.

     (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each Bank will pay to the Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate. The Issuing Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto.

     (d) The obligations of the Borrower and each Bank under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

          (ii) any amendment, waiver of or any consent to departure from all or any of the provisions of this Agreement, any Letter of Credit or any document related hereto or thereto;

          (iii) the use which may be made of the Letter of Credit by, or any act or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

          (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

          (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (vi) payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit; or

          (vii) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

          (e) The Borrower hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrower may have against such defaulting Bank)), and none of the Banks (including an Issuing Bank) nor the Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of an Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify any Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the failure of such Issuing Bank to meet the standards prescribed by the UCP in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) such Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under Section 2.17(c) of this Agreement. To the extent the Borrower is obligated to but does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

                                   ARTICLE 3
                                  CONDITIONS

          SECTION 3.01. Closing. The closing hereunder shall occur upon (x) termination of the Commitments (as defined in the Credit Agreement referred to below in this clause (x)) under the Credit Agreement dated as of November 15, 1996 among the Borrower, ACE Insurance, CODA, the banks listed therein and Morgan Guaranty Trust Company of New York, as administrative agent, and payment in full of all amounts owing thereunder to any of such banks or such administrative agent and (y) receipt by the Administrative Agent of the following documents, each dated the Closing Date unless otherwise indicated:

          (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.05;

          (b) an opinion of Maples and Calder, counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (c) an opinion of Conyers, Dill & Pearman, special Bermuda counsel for the Guarantors, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) an opinion of Mayer, Brown & Platt, New York counsel for the Borrower and the Guarantors, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) an opinion of Davis Polk & Wardwell, special United States counsel for the Agents, substantially in the form of Exhibit H hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (f) a letter from CT System in New York, New York, substantially in the form of Exhibit J hereto, evidencing CT System's agreement to act as agent for service of process for the Obligors pursuant to Section 10.10(b); and

          (g) all documents the Administrative Agent may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. Borrowings and Issuances of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of an Issuing Bank to issue (or renew or extend the term of) any Letter of Credit is subject to the satisfaction of the following conditions:

          (a) the fact that the Closing Date shall have occurred on or prior to December 31, 1997;

          (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03 or receipt by the Issuing Bank of a Notice of Issuance as required by Section 2.17(b), as the case may be;

          (c) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments;

          (d) the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

          (e) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit; and

          (f) in the case of an issuance of a Letter of Credit, the fact that, immediately after such issuance of a Letter of Credit, the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Obligors on the date of such Borrowing or issuance as to the facts specified in clauses (c), (d), (e) and (f) of this Section.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     The Obligors jointly and severally represent and warrant that:

     SECTION 4.01. Corporate Existence and Power. The Borrower is a company limited by shares and each of the Guarantors is a limited liability company, in each case duly incorporated and validly existing under the laws of its jurisdiction of incorporation and the Borrower is in good standing under the laws of the Cayman Islands. Each of the Obligors has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its respective business as now conducted. Each of the Guarantors is a Wholly-Owned Consolidated Subsidiary of the Borrower.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Obligor of this Agreement and by the Borrower of the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, require no action or consent by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Memorandum of Association, Articles of Association or Bye-Laws (or any comparable document) of any Obligor or of any agreement, judgment, injunction, order, decree or other instrument binding upon any Obligor or any of their respective Subsidiaries or result in the creation or imposition of any Lien on any asset of any Obligor or any of their respective Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Obligor and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

     SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles (except for the absence of footnotes) applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

     (c) Since June 30, 1997 there has been no material adverse change in the business, financial position, or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     (d) The consolidated balance sheet of ACE Insurance and its Consolidated Subsidiaries as of September 30, 1996 and the related consolidated statements of operations and retained earnings and of cash flows for the fiscal year then ended, all reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of ACE Insurance and its Consolidated Subsidiaries as of such date and their consolidated results of operations and retained earnings and cash flows for such fiscal year.

     (e) Since September 30, 1996 there has been no material adverse change in the business, financial position or results of operations of ACE Insurance and its Consolidated Subsidiaries, considered as a whole.

     (f) The balance sheet of CODA as of September 30, 1996 and the related statements of operations and retained earnings and of cash flows for the fiscal year then ended, all reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the financial position of CODA as of such date and its results of operations and retained earnings and cash flows for such fiscal year.

     (g) Since September 30, 1996 there has been no material adverse change in the business, financial position or results of operations of CODA.

     (h) The balance sheet of Tempest as of November 30, 1996 and the related statements of operations and retained earnings and of cash flows for the fiscal year then ended, all reported on by Coopers & Lybrand LLP, copies of which have been delivered to each of the Banks, fairly present, in all material respects, in conformity with generally accepted accounting principles, the financial position of Tempest as of such date and its results of operations and retained earnings and cash flows for such fiscal year.

          (i) Since November 30, 1996 there has been no material adverse change in the business, financial position or results of operations of Tempest.

         SECTION 4.05. Litigation. Except as disclosed in the notes to the financial statements referred to in Section 4.04(a), there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06. ERISA. Neither the Borrower, nor any Guarantor, nor any member of their respective ERISA Groups, maintains or contributes to, or has within the previous six years (whether or not while a member of such Person's current ERISA Group) maintained or contributed to, or been required to maintain or been jointly and severally liable for contributions to, or liability upon withdrawal from, any plan or arrangement subject to (i) the minimum funding standards of ERISA and the Internal Revenue Code, (ii) Part 3 of Subtitle B of Title I of ERISA or (iii) Title IV of ERISA.

         SECTION 4.07. Taxes. The Borrower and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.08. Not an Investment Company. No Obligor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.09. Full Disclosure. All written information heretofore furnished by the Obligors to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Obligors can now reasonably foresee) the business, operations or financial condition of any Obligor and its Consolidated Subsidiaries, taken as a whole, or the ability of any Obligor to perform its obligations under this Agreement.

         SECTION 4.10. Compliance with Laws. The Borrower and each Subsidiary are in compliance, in all material respects, with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                                   ARTICLE 5
                                   COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any Letter of Credit Liability or any amount payable under any Note remains unpaid:

         SECTION 5.01. Information. The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission or otherwise reasonably acceptable to the Required Banks by Coopers & Lybrand LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 to 5.10, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) within five days after any executive officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (g) as soon as available and in any event within 20 days after submission, each statutory statement of the Guarantors (or any of them) in the form submitted to The Insurance Division of the Office of Registrar of Companies of Bermuda;

          (h) as soon as available and in any event within 120 days after the end of each fiscal year of each Guarantor, a consolidated balance sheet of each Guarantor and its Subsidiaries (if any) as of the end of such fiscal year and the related statements of income and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the independent public accountants which reported on the financial statements referred to in clause (a) above;

     (i) promptly after any executive officer of the Borrower obtains knowledge thereof, (i) a copy of any notice from the Minister of Finance or the Registrar of Companies or any other Person of the revocation, the suspension or the placing of any restriction or condition on the registration as an insurer of any Guarantor under the Bermuda Insurance Law or of the institution of any proceeding or investigation which could result in any such revocation, suspension or placing of such a restriction or condition, (ii) copies of any correspondence by, to or concerning any Guarantor relating to an investigation conducted by the Minister of Finance, whether pursuant to Section 132 of the Bermuda Companies Law or otherwise and (iii) a copy of any notice of or requesting or otherwise relating to the winding up or any similar proceeding of or with respect to either Guarantor; and

     (j) from time to time such additional information regarding the financial position, results of operations or business of the Borrower or any of its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request from time to time.

     SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain, and will cause each Subsidiary to maintain, physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense. The Borrower will deliver to the Banks upon request of any Bank through the Administrative Agent from time to time, full information as to the insurance carried.

     SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its

Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary (other than a Guarantor) into the Borrower or the merger or consolidation of a Subsidiary (other than a Guarantor) with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) any merger of an Obligor permitted by Section 5.11 or (iii) the termination of the corporate existence of any Subsidiary (other than a Guarantor) if the Borrower in good faith determines that such termination is in the best interest of the Borrower and is not materially disadvantageous to the Banks.

         SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, guidelines and other requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and any reserves required under generally accepted accounting principles with respect thereto have been established and except where any such failure could not reasonably be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole..

         SECTION 5.06. Inspection of Property, Book and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with generally accepted accounting principles in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.07. Leverage. Consolidated Debt will at no time exceed 35% of Consolidated Tangible Net Worth.

         SECTION 5.08. Subsidiary Debt. The Borrower will not permit any of its Subsidiaries to create, assume or suffer to exist any Debt, except (i) Debt under the Related Documents, (ii) Debt owing to the Borrower or a Wholly-Owned

Consolidated Subsidiary, (iii) Debt of Tripar Partnership, a Bermuda general partnership, owing to other Subsidiaries or Debt of such other Subsidiaries owing to Tripar Partnership, (iv) Debt in respect of letters of credit issued in the ordinary course of business, (v) Debt created by exercise of overdraft privileges on a basis not more frequent than once each calendar month for not more than five Euro- Dollar Business Days in an amount not to exceed $50,000,000 in the aggregate at any one time, (vi) subordinated Debt of ACE US owing to ACE Insurance, (vii) Debt in an amount not to exceed $70,000,000 incurred in connection with the development by the Borrower and/or any of its Subsidiaries of the "Bermudiana Site" in Hamilton, Bermuda and (viii) Debt not permitted by the foregoing clauses of this Section in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

         SECTION 5.09. Minimum Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than (i) $1,400,000,000 plus (ii) 25% of Consolidated Net Income for each fiscal quarter of the Borrower ended after December 31, 1997 and on or prior to such date of determination and for which such Consolidated Net Income is positive (but with no deduction on account of any fiscal quarter for which Consolidated Net Income is negative) plus (iii) 50% of the aggregate amount by which Consolidated Tangible Net Worth shall have been increased by reason of the issuance and sale after the Effective Date and on or prior to such date of determination of any capital stock or the conversion or exchange of any Debt of the Borrower into or with capital stock of the Borrower consummated after the Effective Date and on or prior to such date of determination.

         SECTION 5.10. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $25,000,000;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

     (i) Liens securing obligations in respect of letters of credit issued pursuant to any of the Related Documents; and

     (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Tangible Net Worth.

     Section 5.11. Consolidations, Mergers and Sales of Assets. No Obligor will
(i) consolidate with or merge into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person; provided that if both immediately before and after giving effect thereto no Default shall have occurred and be continuing, then (A) any Guarantor may merge or consolidate with any other Person so long as the surviving entity is the Guarantor or a Wholly-Owned Consolidated Subsidiary and, if such Guarantor is not the surviving entity, such surviving entity shall have assumed the obligations of such Guarantor hereunder pursuant to an instrument in form and substance reasonably satisfactory to the Required Banks and shall have delivered such opinions of counsel with respect thereto as the Administrative Agent may reasonably request and (B) the Borrower may merge with another Person so long as the Borrower is the surviving entity.

     Section 5.12. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     Section 5.13. ERISA. Neither the Borrower, nor any Guarantor, nor any member of their respective ERISA Groups will maintain or contribute to, or become obligated to maintain or become jointly and severally liable for contributions to, or have liability upon withdrawal from, any plan or arrangement subject to (i) the minimum funding standards of ERISA and the Internal Revenue Code, (ii) Part 3 of Subtitle B of Title I of ERISA or (iii) Title IV of ERISA.


                                   ARTICLE 6

                                    Defaults

     Section 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to reimburse any drawing under any Letter of Credit when required hereunder or to pay when due any principal of any Loan or shall fail to pay within five Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder or any Guarantor shall fail to pay when due any such principal, interest, fees or other amount payable hereunder; provided that, for purposes of this Section 6.01(a), no such payment default by the Borrower shall be continuing if the Guarantors pay the amount thereof at the time and otherwise in the manner provided in Article 9;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 through 5.12, inclusive;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by any Obligor in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof; or, without limiting the foregoing, any "Event of Default" (as defined in any of the other Related Documents) shall occur;

     (g) (i)(x) a resolution or other similar action is passed authorizing the voluntary winding up of the Borrower or any other similar action with respect to the Borrower or a petition is filed for the winding up of the Borrower or the taking of any other similar action with respect to the Borrower in the Grand Court of the Cayman Islands or (y) any corporate action is taken authorizing the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to any Guarantor or authorizing any corporate action to be taken to facilitate any such winding up, liquidation, arrangement or other similar action or any petition shall be filed seeking the winding up, the liquidation, any arrangement or the taking of any other similar action of or with respect to any Guarantor by the Registrar of Companies in Bermuda, one or more holders of insurance policies or reinsurance certificates issued by any Guarantor or by any other Person or Persons or any petition shall be presented for the winding up of any Guarantor to a court of Bermuda as provided under the Bermuda Companies Law and in either such case such petition shall remain undismissed and unstayed for a period of 60 days or any creditors' or members' voluntary winding up of any Guarantor as provided under the Bermuda Companies Law shall be commenced or any receiver shall be appointed by a creditor of any Guarantor or by a court of Bermuda on the application of a creditor of any Guarantor as provided under any instrument giving rights for the appointment of a receiver;

     (ii) a proceeding shall be commenced by any Person seeking the rehabilitation, liquidation, dissolution or conservation of the assets of any Guarantor or any substantial part thereof or any similar remedy and such proceedings shall remain undismissed and unstayed for a period of 60 days;

     (iii) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (iv) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the United States federal bankruptcy laws as now or hereafter in effect;

     (h) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days;

     (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of voting stock of the Borrower; or, during any period of 12 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower; or any Guarantor shall cease to be a Wholly-Owned Consolidated Subsidiary of the Borrower;

     (j) any court or arbitrator or any governmental body, agency or official which has jurisdiction in the matter shall decide, rule or order that any provision of any of the Financing Documents is invalid or unenforceable in any material respect, or any Obligor shall so assert in writing; or

     (k) the registration of any Guarantor as an insurer shall be revoked, suspended or otherwise have restrictions or conditions placed upon it unless, in the case of the placing of any such restrictions or conditions, such restrictions or conditions could not have a material adverse effect on the interests of the Administrative Agent and the Banks under the Financing Documents;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; provided that in the case of any of the Events of Default specified in clause (g) above with respect to any Obligor, without any notice to any Obligor or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors.

     Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     Section 6.03. Cash Cover. The Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Administrative Agent upon the instruction of the Banks having more than 50% in the aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding more than 50% of the Letter of Credit Liabilities), forthwith pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Administrative Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in Section 6.01(g) with respect to the Borrower, the Borrower shall pay such amount forthwith without any notice or demand or any other act by the Administrative Agent or the Banks.

                                   ARTICLE 7

                                   The Agents

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Administrative Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent under this Agreement are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or such different number of Banks as any provision hereof expressly requires for such consent or request) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative

Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in such capacity in connection with the Financing Documents or any action taken or omitted by such indemnitees hereunder or thereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as

Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.09. Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

     Section 7.10. Other Agents. Nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on either Syndication Agent, on the Documentation Agent, on the Managing Agent or on any Co-Agent in its capacity as such an Agent.

                                   ARTICLE 8

                            Change in Circumstances

     Section 8.01. Basis for Determination Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

     (b) in the case of a Euro-Dollar Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate

Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     Section 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Letter of Credit or any obligation to make Committed Loans or issue or participate in any Letter of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of

Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.16), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections 8.03(a) and 8.03(b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 180 days prior to the date on which such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which because of the retroactive application of such statute, regulation or other such basis, such Bank did not know in good faith that such amount would arise or accrue.

     Section 8.04. Taxes. (a) Any and all payments by any Obligor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all penalties, interest, expenses and similar liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise and similar taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, shall be organized or any political subdivision thereof, (ii) in the case of each Bank, taxes imposed on its income, and franchise and similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or in which such Bank's principal executive office is located or any political subdivision thereof and (iii) any Taxes imposed as a result of a change of such Bank's Applicable Lending Office to the extent such Taxes would not have been imposed absent such change; provided however, that (x) a change in such Bank's Applicable Lending Office to which the Obligor has consented and (y) a change in such Bank's Applicable Lending Office as a result of legal or regulatory restrictions shall not constitute a change for the purposes of this Section 8.04 (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). Each Obligor agrees that, if any Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, (A) the sum payable to such Bank or the Administrative Agent shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions applicable to additional sums payable under this Section 8.04), such Bank or the Administrative Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Obligor shall make such deductions and (C) such Obligor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

     (b) In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which shall arise from any payment made under, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note or Letter of Credit (all such taxes, charges or levies being hereinafter referred to as "Other Taxes").

     (c) Each Obligor agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent or any penalties, interest, expenses and similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted provided that such Bank has acted in good faith with respect to such Taxes or Other Taxes and that such Bank reasonably cooperates with the Obligors in challenging such Taxes or Other Taxes. Each indemnification under this paragraph (c) shall be made within 30 days from the date such Bank or the Administrative Agent makes demand therefor.

     (d) Each Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) (x) to file any certificate or document or to furnish any information as reasonably requested by any Obligor pursuant to any applicable treaty, law, rule or regulation or (y) to designate a different Lending Office if the making of such a filing, the furnishing of such information or the designation of such other Lending Office would avoid the need for or reduce the amount of any additional amounts payable by any Obligor pursuant to this Section 8.04 and would not, in the reasonable judgment of such Bank, be disadvantageous to such Bank. Notwithstanding the foregoing, it is understood and agreed that nothing in this Section 8.04 shall interfere with the rights of any Bank to conduct its fiscal or tax affairs in such manner as it deems fit.

     (e) Within 90 days after the date of any payment of Taxes, the Obligors will furnish to the Administrative Agent notarized copies for each Bank of the original receipt evidencing payment thereof. If no Taxes shall be payable in respect of any payment under this Agreement, the Obligors will, upon the reasonable request of the Administrative Agent, furnish to the Administrative Agent a certificate in form reasonably acceptable to the Administrative Agent's counsel confirming that such payment is exempt from or not subject to Taxes.

     (f) For any period with respect to which a Bank has failed to provide the Obligors with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) or (b) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Obligors shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     Section 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Bank to make or to continue or convert outstanding Loans as or to Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as (or continued as or converted to) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

     (b) after each of its Euro-Dollar Loans has been repaid (or converted), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower shall have the right, with the assistance of the Administrative Agent, to designate a substitute bank or banks (which may be one or more of the Banks) mutually satisfactory to the Borrower, the Administrative Agent (whose consent shall not be unreasonably withheld) and the issuing banks under the Related Documents to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto, the outstanding loans of such Bank and assume the commitment and letter of credit liabilities of such Bank (and its affiliates) under each of the Related

Documents, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the principal amount of all of such Bank's outstanding loans and funded letter of credit liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Bank's commitments and letter of credit liabilities plus such amount, if any, as would be payable pursuant to the funding loss indemnities in the Related Documents if the outstanding loans of such Bank were prepaid in their entirety on the date of consummation of such assignment.

                                   ARTICLE 9

                                    Guaranty

     Section 9.01. The Guaranty. Each Guarantor hereby unconditionally, jointly and severally, absolutely and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all amounts payable by the Borrower under the Financing Documents including, without limitation, the principal of and interest on each Note issued by the Borrower pursuant to this Agreement. Upon failure by the Borrower to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     Section 9.02. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Obligor under any of the Financing Documents, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to any of the Financing Documents;

     (c) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other Obligor under any of the Financing Documents;

     (d) any change in the corporate existence, structure or ownership of any Obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligor or its assets or any resulting release or discharge of any obligation of any other Obligor contained in any of the Financing Documents;

     (e) the existence of any claim, set-off or other rights which any Obligor may have at any time against any other Obligor, the Administrative Agent, any Bank or any other corporation or person, whether in connection with any of the Financing Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against any other Obligor for any reason of any of the Financing Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other Obligor of the principal of or interest on any Note or any other amount payable under any of the Financing Documents; or

     (g) any other act or omission to act or delay of any kind by any Obligor, the Administrative Agent, any Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to any Guarantor's obligations hereunder.

     Section 9.03. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Financing Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Financing Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     Section 9.04. Waiver by Each of the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other Obligor or any other corporation or person.

     Section 9.05. Subrogation. Upon the making by any Guarantor of any payment hereunder, such Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that such Guarantor shall not enforce any right to receive any payment by way of subrogation until all amounts of principal of and interest on the Loans, all Letter of Credit Liabilities and all other amounts payable by the Borrower under this Agreement shall have been paid in full and the Commitments shall have terminated.

     Section 9.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under any of the Financing Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks specified in Article 6.

     Section 9.07. Limit of Liability. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under any applicable bankruptcy, insolvency or similar law.

                                   ARTICLE 10

                                 Miscellaneous

     Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Obligor or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 10 days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent or the Issuing Bank under Article 2 or Article 8 shall not be effective until received.

     Section 10.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege under any

Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of Davis Polk & Wardwell, special counsel for the Agents, reasonably incurred in connection with the preparation of the Financing Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be reasonably incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Financing Documents or any actual or proposed use of proceeds of Loans; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     Section 10.04. Sharing; Set-Offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to its Loans and Letter of Credit Liabilities which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Loans and Letter of Credit Liabilities of such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal with respect to the Loans and Letter of Credit Liabilities shall be shared by the Banks pro rata; provided that nothing in this

Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Obligor other than its indebtedness hereunder. Each Obligor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or Letter of Credit Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Obligor in the amount of such participation.

     (b) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request specified by Section 6.01 to Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Bank and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or such affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor to such Bank now or hereafter existing under the Financing Documents, irrespective of whether such Bank shall have made any demand for payment thereof and although such obligations may be unmatured. Each Bank agrees promptly to notify such Obligor after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank and its affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Bank and its affiliates may have.


     Section 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Obligors and the Required Banks (and, if the rights or duties of the Administrative Agent or any Issuing Bank are affected thereby, by it); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or Letter of Credit Liabilities or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or interest thereon or any fees hereunder or for any reduction or termination of any Commitments,
(iv) release any Guarantor hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans and/or Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (vi) amend this Section 10.05.

     Section 10.06.  Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Obligors may not assign or otherwise transfer any of their rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 10.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) below, be entitled to the benefits of
Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial participation in the Related Documents of not less than $15,000,000, unless the Borrower shall otherwise consent or the assignment is for all of the rights and obligations of the transferor Bank) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administration Agent, which shall not be unreasonably withheld, and the Issuing Banks; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of the Borrower or the Administrative Agent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; and provided further that, unless the Borrower shall otherwise consent or the assignment is for all of the rights and obligations of the transferor Bank, the participation in the Related Documents of such transferor Bank after giving effect to such assignment (together with the participations of its affiliates) shall not be less than $15,000,000; and provided further that such assignment shall be accompanied by a ratably equivalent assignment of the rights and obligations of the transferor Bank (and its affiliates) under each of the other Related Documents. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 10.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 10.08. Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

     Section 10.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     Section 10.10. Judicial Proceedings. (a) Consent to Jurisdiction. Each Obligor irrevocably submits to the jurisdiction of any federal court sitting in New York City and, in the event that jurisdiction cannot be obtained or maintained in a federal court, to the jurisdiction of any New York State court sitting in New York City over any suit, action or proceeding arising out of or relating to any of the Financing Documents. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Obligor agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in Bermuda or the Cayman Islands, as the case may be, to the fullest extent permitted by applicable law and may be enforced in any federal or New York State court sitting in New York City (or any other courts to the jurisdiction of which such Obligor is or may be subject) by a suit upon such judgment, provided that service of process is effected upon it in one of the manners specified herein or as otherwise permitted by law.

     (b) Appointment of Agent for Service of Process. Each Obligor hereby irrevocably designates and appoints CT Corporation System having an office on the date hereof at 1633 Broadway, New York, New York 10019 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in subsection (a) above in any federal or New York State court sitting in New York City. Each Obligor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. Said designation and appointment shall be irrevocable until the Commitments shall have terminated and all Letter of Credit Liabilities and all principal and interest and all other amounts payable hereunder and under the Notes shall have been paid in full in accordance with the provisions hereof and thereof. If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment.

     (c) Service of Process. Each Obligor hereby consents to process being served in any suit, action or proceeding of the nature referred to in subsection
(a) above in any federal or New York State court sitting in New York City by service of process upon the agent of such Obligor for service of process in such jurisdiction appointed as provided in subsection (b) above; provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to such Obligor at its address specified on the signature page hereof or to any other address of which such Obligor shall have given written notice to the Bank. Each Obligor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Obligor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Obligor.

     (d) No Limitation on Service or Suit. Nothing in this Section 10.10 shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Bank to bring proceedings against any Obligor in the courts of any jurisdiction or jurisdictions.

     Section 10.11. Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with any of the Financing Documents is made or satisfied in a currency (the "Other Currency") other than that in which the relevant payment is due (the "Required Currency") then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the "Payee") to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement and the Notes, each Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such short-fall. For the purpose of this Section, "rate of exchange" means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

     Section 10.12. WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 10.13. Existing Credit Agreement. On the Closing Date and simultaneously with the closing the Borrower hereby gives notice to Morgan Guaranty Trust Company of New York, as agent, under Section 2.09 of the Credit Agreement referred to in clause (x) of Section 3.01 of the termination of the Commitments (as defined therein) and the Banks hereby waive the requirement that prior notice of such termination be given as therein provided.

     Section 10.14. Confidentiality. The Administrative Agent and each Bank agrees to keep any information delivered or made available by any Obligor pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Administrative Agent, (b) subject to provisions substantially similar to those contained in this Section 10.14, to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority,
(e) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Bank prohibited by this Agreement, (f) in connection with any litigation relating to the Related Documents to which the Administrative Agent, any Bank or its subsidiaries or Parent may be a party, (g) to the extent necessary in connection with the exercise of any remedy hereunder,
(h) to such Bank's or Administrative Agent's legal counsel and independent auditors and (i) subject to provisions substantially similar to those contained in this Section 10.14, to any actual or proposed Participant or Assignee. Notwithstanding the foregoing, this Section 10.14 shall not apply to information that is or becomes publicly available, information that was available to a Bank on a non-confidential basis prior to its disclosure hereunder and information which becomes available to a Bank on a non-confidential basis from a source that is not, to such Bank's knowledge, subject to a confidentiality agreement with any Obligor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                       ACE LIMITED



                                       By_______________________________________
                                          Title:
                                       The ACE Building
                                       30 Woodbourne Avenue
                                       Hamilton HM 08, Bermuda
                                       Telex number: 3543ACEILBA
                                       Facsimile number: (441) 295-5221


The Common Seal of ACE
Limited was hereunto affixed
in the presence of:

Director

_____________________________

Director/Secretary

_____________________________

                                         A.C.E. INSURANCE COMPANY, LTD.,
                                             as Guarantor



                                         By_____________________________
                                             Title:
                                         The ACE Building
                                         30 Woodbourne Avenue
                                         Hamilton HM 08, Bermuda
                                         Telex number: 3543ACEILBA
                                         Facsimile number: (441) 295-5221


The Common Seal of A.C.E.
Insurance Company, Ltd. was
hereunto affixed in the presence
of:

Director

-----------------------------------------------

Director/Secretary

-----------------------------------------------

                                         CORPORATE OFFICERS &
                                           DIRECTORS ASSURANCE LTD.,
                                           as Guarantor



                                         By_________________________
                                           Title:
                                         The ACE Building
                                         30 Woodbourne Avenue
                                         Hamilton HM 08, Bermuda
                                         Telex number: 3543ACEILBA
                                         Facsimile number: (441) 295-5221


The Common Seal of Corporate
Officers & Directors Assurance
Ltd. was hereunto affixed
in the presence of:

Director

------------------------------

Director/Secretary

------------------------------

                                       TEMPEST REINSURANCE COMPANY
                                         LIMITED, as Guarantor



                                       By_______________________________
                                         Title:
                                       The ACE Building
                                       30 Woodbourne Avenue
                                       Hamilton HM 08, Bermuda
                                       Telex number: 3543ACEILBA
                                       Facsimile number: (441) 295-5221


The Common Seal of Tempest
Reinsurance Company Limited
was hereunto affixed in the
presence of:

Director

---------------------------

Director/Secretary

---------------------------



Commitments
-----------

$18,000,000                            MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK



                                       By_______________________________
                                         Title:



$18,000,000                            MELLON BANK, N.A.



                                       By_______________________________
                                         Title:

                                       Managing Agent


$17,000,000                            CITIBANK, N.A.



                                       By_______________________________
                                         Title:



                                       Co-Agents


$14,000,000                            THE BANK OF NEW YORK



                                       By_______________________________
                                         Title:



$14,000,000                            THE BANK OF TOKYO-MITSUBISHI,
                                         LTD.



                                       By_______________________________
                                         Title:



$14,000,000                            BARCLAYS BANK PLC



                                       By_______________________________
                                         Title:

$14,000,000                            DEUTSCHE BANK AG, NEW YORK
                                         AND/OR CAYMAN ISLANDS
                                         BRANCH



                                       By_______________________________
                                         Title:



                                       By:______________________________
                                          Title:



$14,000,000                            FLEET NATIONAL BANK



                                       By_______________________________
                                         Title:



$14,000,000                            ING BANK, N.V.



                                       By_______________________________
                                         Title:



                                       By_______________________________
                                         Title:



$14,000,000                            ROYAL BANK OF CANADA



                                       By_______________________________
                                         Title:

                                       Other Banks


$7,000,000                             THE BANK OF BERMUDA, LTD.



                                       By_______________________________
                                         Title:



$7,000,000                             BANQUE NATIONALE DE PARIS



                                       By________________________________
                                         Title:



                                       By_______________________________
                                         Title:



$7,000,000                             THE CHASE MANHATTAN BANK



                                       By________________________________
                                         Title:



$7,000,000                             CREDIT LYONNAIS NEW YORK
                                         BRANCH



                                       By_________________________________
                                         Title:

$7,000,000                             DRESDNER BANK A.G., NEW YORK
                                         BRANCH AND GRAND CAYMAN
                                         BRANCH



                                       By_______________________________
                                         Title:



                                       By_______________________________
                                         Title:



$7,000,000                             THE FIRST NATIONAL BANK OF
                                         CHICAGO



                                       By_______________________________
                                         Title:



$7,000,000                             STATE STREET BANK AND TRUST
                                         COMPANY



                                       By_______________________________
                                         Title:


-----------------

Total Commitments

$200,000,000
=================

                                       MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK,
                                         as Administrative Agent



                                       By_______________________________
                                         Title
                                       60 Wall Street
                                       New York, New York 10260-0060
                                       Attention: Glenda Irving
                                       Telex number: 177615
                                       Facsimile number: 212-648-5249

                               PRICING SCHEDULE


     Each of "Euro-Dollar Margin" and "Facility Fee Rate" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:





--------------------------------------------------------------------------------------------------------------------------
                                                Level  I        Level II        Level III       Level IV      Level V
--------------------------------------------------------------------------------------------------------------------------
Euro-Dollar Margin
  Utilization (less than or equal) 50%          0.1750%         0.220%          0.275%          0.300%          0.325%
  Utilization (greater than) 50%                0.2250%         0.270%          0.325%          0.350%          0.450%
--------------------------------------------------------------------------------------------------------------------------
Facility Fee                                    0.075%          0.080%          0.100%          0.150%          0.200%
Rate
--------------------------------------------------------------------------------------------------------------------------


     For purposes of this Schedule, the following terms have the following meanings:

     "Level I" applies at any date if, at such date, ACE Insurance's claims paying ability is rated AA- or higher by S&P and (if rated by Moody's) Aa3 or higher by Moody's.

     "Level II" applies at any date if, at such date, (i) ACE Insurance's claims paying ability is rated A+ or higher by S&P and (if rated by Moody's) A1 or higher by Moody's and (ii) Level I does not apply.

     "Level III" applies at any date if, at such date, (i) ACE Insurance's claims paying ability is rated A or higher by S&P and (if rated by Moody's) A2 or higher by Moody's and (ii) neither Level I nor Level II applies.

     "Level IV" applies at any date if, at such date, (i) ACE Insurance's claims paying ability is rated A- or higher by S&P and (if rated by Moody's) A3 or higher by Moody's and (ii) none of Level I, Level II or Level III applies.

     "Level V" applies at any date if, at such date, no other Pricing Level applies.

     "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     "Utilization" means at any date the percentage equivalent of a fraction (i) the numerator of which is the sum of the aggregate outstanding principal amount of the Loans at such date and the aggregate amount of Letter of Credit Liabilities at such date, after giving effect to any borrowing, payment or issuance on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans or Letter of Credit Liabilities remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be greater than 50%.

     The credit ratings to be utilized for purposes of this Schedule are those ratings assigned to the claims paying ability of ACE Insurance and any rating assigned to any debt security of the Borrower or the claims paying ability of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

                                                                       EXHIBIT A



                                     NOTE



                                                              New York, New York

                                                               December 11, 1997



     For value received, ACE Limited, a Cayman Islands company limited by shares
(the "Borrower"), promises to pay to the order of              (the "Bank"), for
the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date therefor specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of any Obligor hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Five-Year Credit Agreement dated as of December 11, 1997 among the Borrower, A.C.E. Insurance Company, Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit

Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     Pursuant to the Credit Agreement payment of principal and interest on this
Note is unconditionally guaranteed by the Guarantors named above.



                                        ACE LIMITED



                                        By
                                          --------------------------------------
                                        Title:

                        LOANS AND PAYMENTS OF PRINCIPAL




---------------------------------------------------------------------------------
                                          Amount of
              Amount of       Type of     Principal      Maturity      Notation
   Date         Loan            Loan       Repaid          Date         Made By
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

                                                                       EXHIBIT B



                      Form of Money Market Quote Request
                      ----------------------------------



                                    [Date]



To:       Morgan Guaranty Trust Company of New York
          (the "Administrative Agent")

From:     [Name of Borrower]

Re: Five-Year Credit Agreement (as amended, the "Credit Agreement") dated as of December 11, 1997 among the Borrower, A.C.E. Insurance Company, Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the Banks listed on the signature pages thereof and the Administrative Agent

          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  __________________

Principal Amount*                       Interest Period**
----------------                        ---------------

$


          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

-----------------------
               *Amount must be $10,000,000 or a larger multiple of $1,000,000.

               **Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

          Terms used herein have the meanings assigned to them in the Credit Agreement.


                                        ACE LIMITED



                                        By:
                                           ----------------------------
                                        Title:

                                                                       EXHIBIT C



                  Form of Invitation for Money Market Quotes
                  ------------------------------------------



To:                  [Name of Bank]


Re:                  Invitation for Money Market Quotes to [Name of Borrower]
                     (the "Borrower")



     Pursuant to Section 2.03 of the Five-Year Credit Agreement dated as of December 11, 1997, as amended, among the Borrower, A.C.E. Insurance Company, Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing:
                   -------------------

Principal Amount                   Interest Period
----------------                   ---------------

$



     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                             MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK



                             By
                                ----------------------------
                                Authorized Officer

                                                                       EXHIBIT D



                          Form of Money Market Quote
                          --------------------------



To: Morgan Guaranty Trust Company of New York, as Administrative Agent

Re:       Money Market Quote to [Name of Borrower] (the "Borrower")


          In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:


1.   Quoting Bank:
                    --------------------------------

2.   Person to contact at Quoting Bank:


     ----------------------------------

3.   Date of Borrowing:                     *
                        --------------------

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal  Interest    Money Market
Amount**   Period***  [Margin****] [Absolute Rate*****]
---------  ---------  ---------------------------------


-------------------------

               *As specified in the related Invitation.

               **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

               ***Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

               ****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

               *****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

          $



          $



          [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**



          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Five-Year Credit Agreement dated as of December 11, 1997 among the Borrower, A.C.E. Insurance Company, Ltd. and Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the Banks listed on the signature pages thereof and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                       Very truly yours,



                                       [NAME OF BANK]



Dated:____________________                By:_________________________________
                                             Authorized Officer

                                                                      EXHIBIT H



                     FORM OF DAVIS POLK & WARDWELL OPINION
                     -------------------------------------



                               December 11, 1997



To the Banks and the Administrative Agent
 Referred to Below
c/o Morgan Guaranty Trust Company
 of New York, as Administrative Agent
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:


     We have participated in the preparation of the Five-Year Credit Agreement (the "Credit Agreement") dated as of December 11, 1997 among ACE Limited, a Cayman Islands company limited by shares, A.C.E. Insurance Company, Ltd., a Bermuda limited liability company, Corporate Officers & Directors Assurance Ltd., a Bermuda limited liability company, and Tempest Reinsurance Company Limited, a Bermuda limited liability company, as Guarantors, the Banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Administrative Agent, and have acted as special United States counsel for the Agents for the purpose of rendering this opinion pursuant to
Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:


     1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The execution, delivery and performance by each Guarantor of the Credit Agreement are within such Guarantor's corporate powers and have been duly authorized by all necessary corporate action.

To the Banks and the Agent             2                       December 11, 1997
     Referred to Below

     3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     4. The Credit Agreement constitutes a valid and binding agreement of each Guarantor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.


     In giving the foregoing opinion we have relied, with your consent and without independent investigation, as to all matters governed by the laws of (i) the Cayman Islands, upon the opinion of Maples and Calder dated the date hereof, a copy of which has been delivered by you pursuant to Section 3.01(b) of the Credit Agreement and (ii) Bermuda, upon the opinion of Conyers, Dill & Pearman dated the date hereof, a copy of which has been delivered to you pursuant to
Section 3.01(c) of the Credit Agreement.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.


                                       Very truly yours,

                                                                      EXHIBIT I



                      ASSIGNMENT AND ASSUMPTION AGREEMENT



     AGREEMENT dated as of __________ __, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), ACE Limited, ACE US Holdings, Inc. ("ACE US"), A.C.E. Insurance Company, Ltd ("ACE Insurance") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Issuing Bank and as Administrative Agent (the "Administrative Agent").


                            W I T N E S S E T H
                            - - - - - - - - - -


     WHEREAS, this Assignment and Assumption Agreement (the "Assignment Agreement") relates to (i) the Five-Year Credit Agreement (as amended from time to time, the "Five Year Credit Agreement") and the 364-Day Credit Agreement (as amended from time to time, the "364-Day Credit Agreement") each dated as of December 11, 1997 among ACE Limited, as Borrower, A.C.E. Insurance Company, Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent, (ii) the Term Loan Agreement (as amended from time to time, the "Term Loan Agreement") the dated as of December 11, 1997 among ACE US, as Borrower, ACE Limited, as Guarantor, the Assignor and the other Banks party thereto, as Banks, and the Administrative Agent and (iii) the Amended and Restated Reimbursement Agreement dated as of December 11, 1997 among ACE Insurance, the Assignor and the other Banks party thereto and the Administrative Agent (the "Reimbursement Agreement" and together with the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement, collectively, "the Facilities");

     WHEREAS, under the Five-Year Credit Agreement, the Assignor has a Commitment to make Loans to ACE Limited and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to ACE Limited by the Assignor under the Five-Year Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;

     WHEREAS, Letters of Credit with a total amount available for drawing under the Five-Year Credit Agreement of $____________ are outstanding at the date hereof;

     WHEREAS, under the 364-Day Credit Agreement, the Assignor has a Commitment to make Loans to ACE Limited in an aggregate principal amount at any time outstanding not to exceed $_________;

     WHEREAS, Committed Loans made to ACE Limited by the Assignor under the 364-Day Credit Agreement in the aggregate principal amount of $_________ are outstanding at the date hereof;

     WHEREAS, under the Term Loan Agreement, the Assignor has [a Commitment to make][outstanding] Loans to ACE US in an aggregate principal amount of $_____________;

     WHEREAS, pursuant to the Reimbursement Agreement, the Assignor is a participant to the extent of _____% in up to (P)153,683,466 of Letters of Credit outstanding thereunder;

     WHEREAS, the Assignor proposes to assign to the Assignee an aggregate interest in the Facilities of $__________, comprised as follows: (i) all of the rights of the Assignor under the Five-Year Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Five-Year Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans and Letter of Credit Liabilities thereunder, (ii) all of the rights of the Assignor under the 364-Day Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $_____________ (the "364-Day Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans thereunder, (iii) all of the rights of the Assignor under the Term Loan Agreement in respect of a portion of its [Commitment] [Loans] thereunder in an amount equal to $_______________ (the "Term Loan Assigned Amount" and, together with the Five-Year Assigned Amount and the 364-Day Assigned Amount, collectively the "Assigned Amounts"), and (iv) a portion of the rights and obligations of the Assignor under the Reimbursement Agreement equivalent to a Participation Percentage of ____% (the "Assigned Percentage"), and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Five-Year Credit Agreement, the 364-Day Credit Agreement, the Term Loan Agreement and the Reimbursement Agreement, as applicable.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement to the extent of the Five-Year Assigned Amount, the 364-Day Assigned Amount and the Term Loan Assigned Amount, respectively, and under the Reimbursement Agreement to the extent of the Assigned Percentage, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement to the extent of the Five-year Assigned Amount, the 364-Day Assigned Amount and the Term Loan Assigned Amount and under the Reimbursement Agreement to the extent of the Assigned Percentage, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor and Letter of Credit Liabilities of and the corresponding portion of the participating interests of the Assignor in the Letters of Credit under the Reimbursement Agreement, outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, ACE Limited, ACE US, ACE Insurance, the Issuing Bank(s) and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of the Assignor under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement with a Commitment in an amount equal to the Five-Year Assigned Amount, the 364-Day Assigned Amount and the Term Loan Assigned Amount, respectively and under the Reimbursement Agreement to the extent of the Assigned Percentage, and (ii) the Commitment of the Assignor under each of the Facilities and the Participation Percentage of the Assignor under the Reimbursement Agreement shall, as of the date hereof, be reduced by the corresponding amount and the Assignor released from its obligations under each of the Five-Year Credit Agreement, the 364-Day Credit Agreement, the Term Loan Agreement and the Reimbursement Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.****** It is understood that ticking and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under any Related Document which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4. Consents. This Agreement is conditioned upon the consent of the Administrative Agent and the Issuing Bank(s) and ACE Limited, ACE US and ACE Insurance, pursuant to Section 10.06(c) of each of the Five-Year Credit Agreement, the 364-Day Credit Agreement and the Term Loan Agreement and Section 8.06(c) of the Reimbursement Agreement. The execution of this Agreement by such persons is evidence of such consents. Pursuant to Section 10.06(c) of each of the 364-Day Credit Agreement, the Five-Year Credit Agreement and the Term Loan Agreement, each of ACE Limited and ACE US, respectively, agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

----------------
          ******Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any of ACE Limited and its subsidiaries or the validity and enforceability of the obligations of ACE Limited and its subsidiaries under the Related Documents. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of ACE Limited and its subsidiaries.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                               [ASSIGNOR]



                                               By
                                                  ------------------------------
                                                  Title:


                                               [ASSIGNEE]


                                               By
                                                  ------------------------------
                                                  Title:


                                               ACE LIMITED


                                               By
                                                  ------------------------------
                                                  Title:


                                               ACE US HOLDINGS, INC.


                                               By
                                                  ------------------------------
                                                  Title:


                                               A.C.E. INSURANCE COMPANY, LTD.


                                               By
                                                  ------------------------------
                                                  Title:

                       MORGAN GUARANTY TRUST
                       COMPANY OF NEW YORK, as Issuing
                       Bank and as Administrative Agent



                         By
                                 --------------------------------
                           Title:

                                                                       EXHIBIT J


                            [CT Corporation System]



                               December 11, 1997



To the Persons Identified on
 Schedule A Attached Hereto:


     We have reviewed (i) the Five-Year Credit Agreement dated as of December 11, 1997 (the "Five-Year Credit Agreement") and the 364-Day Credit Agreement (the "364-Day Credit Agreement") each among ACE Limited, as Borrower, A.C.E. Insurance Company, Ltd., Corporate Officers & Directors Assurance Ltd. and Tempest Reinsurance Company Limited, as Guarantors, the Banks listed therein, and Morgan Guaranty Trust Company of New York, as Administrative Agent, (ii) the Term Loan Agreement (the "Term Loan Agreement") dated as of December 11, 1997 among ACE US Holdings, Inc., as Borrower, ACE Limited, as Guarantor, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Administrative Agent, (iii) the Subordinated Loan Agreement dated as of December 11, 1997 (the "Subordinated Loan Agreement") among ACE US Holdings, Inc., as Borrower, A.C.E. Insurance Company, Ltd., as Lender and Morgan Guaranty Trust Company of New York, as Administrative Agent and (iv) the Amended and Restated Reimbursement Agreement dated as of December 11, 1997 among A.C.E. Insurance Company, Ltd., as Account Party, the Banks listed therein and Morgan Guaranty Trust Company of New York, as Issuing Bank and Agent (the "Amended and Restated Reimbursement Agreement" and together with the Five-Year Credit Agreement, the 364-Year Credit Agreement, the Term Loan Agreement and the Subordinated Loan Agreement, collectively, the "Agreements"), in each of which CT Corporation System is named as agent to receive service of process in the State of New York on behalf of (a) the Borrower and each Guarantor under each of the Five-Year Credit Agreement and the 364-Day Credit Agreement, (b) the Borrower and the Guarantor under the Term Loan Agreement, (c) the Borrower and the Lender under the Subordinated Loan Agreement and (d) the Account Party under the Amended and Restated Reimbursement Agreement, at the address of 1633 Broadway, New York, New York 10019. Upon review of our appointment outlined in Section 10.10(b) of each of the 364-Day Credit Agreement, the Five-Year Credit Agreement and the Term Loan Agreement,
Section 8(c) of the Subordinated Loan Agreement and Section 8.10(b) of the Amended and Restated Reimbursement Agreement, we understand that our role as registered agent is confined to receiving service of process only. We also understand that the term of our appointment as registered agent under each such Agreements shall remain in effect until each of the Agreements shall have been terminated and all obligations thereunder of each Borrower, each

Guarantor, the Lender and the Account Party shall have been paid in full, or until such time as we are instructed in writing by the Administrative Agent to discontinue our service.

     We accept and confirm our appointment as registered agent and we understand that any notice or process received by us in our capacity as registered agent shall be promptly sent by telephone, fax, telex, cable or any other means of instant communication, and thereafter by reputable overnight carrier to:

     On Behalf of the Borrower and each Guarantor under each of the 364-Day Credit Agreement and the Five-Year Credit Agreement and the Guarantor under the Term Loan Agreement:

                              ACE Limited
                              The ACE Building
                              30 Woodbourne Avenue
                              Hamilton HM 08, Bermuda
                              (Fax 441-295-5221)

                       with copy to:
                              Morgan Guaranty Trust
                              Company of New York
                              60 Wall Street
                              New York, NY  10260-0060
                              (Fax 212-648-5249)

     On behalf of the Borrower under the Term Loan Agreement and the Subordinated Loan Agreement

                              ACE US Holdings, Inc.
                              Six Concourse Parkway Suite, Suite 2700
                              Atlanta, GA 30374

                       with copy to:
                              Morgan Guaranty Trust
                              Company of New York
                              60 Wall Street
                              New York, NY  10260-0060
                              (Fax 212-648-5249)

     On behalf of the Account Party under the Amended and Restated Reimbursement Agreement and the Lender under the Subordinated Loan Agreement

                           A.C.E. Insurance Company, Ltd.
                           The ACE Building
                           30 Woodbourne Avenue
                           Hamilton HM 08, Bermuda
                           (Fax 441-295-5221)

                    with copy to:
                           Morgan Guaranty Trust
                            Company of New York
                           60 Wall Street
                           New York, NY  10260-0060
                           (Fax 212-648-5249)


     We appreciate this opportunity to be of service.


                                         Very truly yours,


                                         CT CORPORATION SYSTEM


                                         By:
                                             ---------------------------
                                             Title:

                                                                      SCHEDULE A


Morgan Guaranty Trust Company
  of New York, as Issuing Bank
  and as Administrative Agent

Morgan Guaranty Trust Company
  of New York

Mellon Bank, N.A.

Citibank, N.A.

The Bank of New York

The Bank of Tokyo-Mitsubishi Trust, Ltd.

Barclays Bank PLC

Deutsche Bank AG, New York and/or
  Cayman Islands Branch

Fleet National Bank

ING Bank, N.V.

Royal Bank of Canada

The Bank of Bermuda, Ltd.

Banque Nationale de Paris

The Chase Manhattan Bank

Credit Lyonnais New York Branch

Dresdner Bank A.G., New York Branch
  and Grand Cayman Branch

The First National Bank of Chicago

State Street Bank and Trust Company

ACE Limited, as Borrower under the
  364-Day Credit Agreement and the
  Five-Year Credit Agreement and as
  Guarantor under the Term Loan Agreement

A.C.E. Insurance Company, Ltd., as Guarantor under the 364-Day Credit Agreement and the Five-Year Credit Agreement, as Account
  Party under the Amended and Restated
  Reimbursement Agreement and as Lender under the Subordinated Loan Agreement

Corporate Officers & Directors
  Assurance Ltd., as Guarantor under
  the 364-Day Credit Agreement and
  the Five-Year Credit Agreement

Tempest Reinsurance Company Limited,
  as Guarantor under the 364-Day Credit
  Agreement and the Five-Year Credit
  Agreement

ACE US Holdings, Inc., as Borrower under the Term Loan Agreement and as Borrower under the Subordinated Loan Agreement